Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Nightstar Therapeutics plc 2017 Equity Incentive Plan of our report dated September 15, 2017, with respect to the consolidated financial statements of Nightstar Therapeutics plc, included in its Registration Statement (Form F-1 No. 333-220289) and related prospectus, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Ernst & Young LLP London, UK October 18, 2017